                      VIRGINIA ELECTRIC AND POWER COMPANY
                           MEDIUM-TERM NOTE, SERIES G
                                (Floating Rate)
REGISTERED NO.
CUSIP NO.
                                 [FACE OF NOTE]

[UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN CERTIFICATED FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TRUST COMPANY (THE DEPOSITARY) (55 WATER STREET, NEW YORK, NEW YORK) TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.

UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TO THE ISSUER HEREOF OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]*

PRINCIPAL AMOUNT:
BASE RATE:                            ORIGINAL ISSUE DATE:                    STATED MATURITY DATE:

IF LIBOR:                             IF CMT RATE:
[ ] LIBOR Reuters                     Designated CMT Telerate Page:
[ ] LIBOR Telerate                    Designated CMT Maturity Index:

INDEX CURRENCY:

INDEX MATURITY:                       INITIAL INTEREST RATE:                  INITIAL INTEREST RESET DATE(S):

SPREAD:                               MINIMUM INTEREST RATE:                  INTEREST PAYMENT DATE(S):

SPREAD MULTIPLIER:                    MAXIMUM INTEREST RATE:                  INTEREST RESET DATE(S)

INITIAL REDEMPTION                    INITIAL REDEMPTION                      ANNUAL REDEMPTION PERCENTAGE REDUCTION
DATE:                                 PERCENTAGE:

DAY COUNT CONVENTION
[ ] Actual/360 for   the period from  To
[ ] Actual/Actual for the period
    from                              To

SPECIFIED CURRENCY:                   LIMITATION DATE:

EXCHANGE RATE AGENT:                  REFUNDING RATE:

REPAYMENT DATE(S):                    REPAYMENT PRICE(S):

OTHER/ADDITIONAL PROVISIONS           DEFAULT RATE:

-----------------------------
*The bracketed language would apply to and appear on only a Book-Entry Note.

     Virginia Electric and Power Company (the Company, which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to ___________________, or registered assigns, the principal sum of ___________________, on the Stated Maturity Date specified above (or upon earlier redemption or repayment, as the case may be) (such Stated Maturity Date, or earlier date of redemption or repayment referred to herein as the "Maturity Date" with respect to the principal repayable on such date) and to pay interest thereon, at a rate per annum equal to the Initial Interest Rate specified above until the Initial Interest Reset Date specified above and thereafter at a rate determined in accordance with the provisions specified above and on the reverse hereof with respect to the Base Rate specified above until the principal hereof is paid or duly made available for payment, and (to the extent that the payment of such interest shall be legally enforceable) at the Default Rate per annum specified above on any overdue principal, premium and/or interest. The Company will pay interest in arrears on each Interest Payment Date, if any, specified above (each, an Interest Payment Date), commencing with the first Interest Payment Date next succeeding the Original Issue Date specified above, and on the Maturity Date; provided, however, that if the Original Issue Date occurs between a Record Date (as defined below) and the next succeeding Interest Payment Date, interest payments will commence on the second Interest Payment Date next succeeding the Original Issue Date to the holder of this Note on the Record Date with respect to such second Interest Payment Date.

     Interest on this Note will accrue from, and including, the immediately preceding Interest Payment Date to which interest has been paid or duly provided for (or from, and including, the Original Issue Date if no interest has been paid or duly provided for with respect to this Note) to, but excluding, the applicable Interest Payment Date or the Maturity Date, as the case may be (each, an Interest Period). The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, subject to certain exceptions described herein, be paid to the person in whose name this Note (or one or more predecessor Notes) is registered at the close of business on the fifteenth calendar day (whether or not a Business Day, as defined on the reverse hereof) immediately preceding such Interest Payment Date (the Record Date); provided, however, that interest payable on the Maturity Date will be payable to the person to whom the principal hereof and premium, if any, hereon shall be payable. Any such interest not so punctually paid or duly provided for (Defaulted Interest) will forthwith cease to be payable to the holder on any Record Date, and may either be paid to the person in whose name this Note is registered at the close of business on a special record date (the Special Record
Date) for the payment of such Defaulted Interest to be fixed by the Trustee hereinafter referred to, notice whereof shall be given to the holder of this Note by the Trustee not less than 10 calendar days prior to such Special Record Date or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange, if any, on which the Notes of this series shall be listed, and upon such notice as may be required by any such exchange, all as more fully provided in the Indenture.

     Payment of principal of (and premium, if any) and interest on this Note will be made in immediately available funds (upon surrender of the Note, in the case of payment due at the Maturity Date at the corporate trust office of the Trustee, maintained for that purpose in the Borough of Manhattan, New York City, currently located at 55 Water Street, New York, New York 10041); provided, however, that if such payment of principal or interest is to be made in a Specified Currency other than U.S. dollars, as provided on the reverse hereof, by wire transfer to an account maintained by the Holder hereof in the country of said Specified Currency shown above (the Holder's Overseas Account), as designated by the Holder of this Note by written notice to the Trustee on or prior to the Record Date or at least 16 days prior to the Maturity Date or in connection with any transfer after such 16th day. In the absence of such designation or if such wire transfer cannot be made for any other reason, the Trustee will mail a notice to the address of the Person entitled thereto, as such address shall appear on the Security Register on the Record Date for any payment of interest or on the date of such notice in connection with payment of principal, as the case may be, requesting a designation pursuant to which such wire transfer can be made and no such payment shall be made until such designation is made. As more fully provided on the reverse hereof, if payment of principal of (and premium, if any) and interest on this Note is to be made in U.S. dollars, payment will be made (upon surrender of the Note, in the case of payment due at the Maturity Date at the foregoing corporate trust office) by wire transfer to an account designated by the Holder (the Holder's U.S. Account) by written notice to the Trustee on or prior to the Record Date or at least 16 days prior to the Maturity Date, or, in the absence of such designation, by check mailed to the address of the Person entitled thereto as such address shall appear on the Security Register on the Record Date for any payment of interest or the Maturity Date for payment of principal, as the case may be. As more fully provided on the reverse hereof, payment of the principal of (and premium, if any) and interest on this Note will be made in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts based on then prevailing exchange rates with respect to the Specified Currency and the U.S. dollar or, if payment of the principal of and interest on this Note is to be made in a Specified Currency other than U.S. dollars, subject to applicable laws and regulations, in the Specified Currency shown above.

     If any Interest Payment Date other than the Maturity Date would otherwise be a day that is not a Business Day, such Interest Payment Date shall be postponed to the next succeeding Business Day, except that if LIBOR is an applicable Base Rate and such Business Day falls in the next succeeding calendar month, such Interest Payment Date shall be the immediately preceding Business Day. If the Maturity Date falls on a day that is not a Business Day, the required payment of principal, premium, if any, and/or interest shall be made on the next succeeding Business Day with the same force and effect as if made on the date such payment was due, and no interest shall accrue with respect to such payment for the period from and after the Maturity Date to the date of such payment on the next succeeding Business Day.

     REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS NOTE SET FORTH ON THE REVERSE HEREOF, WHICH FURTHER PROVISIONS SHALL HAVE THE SAME FORCE AND EFFECT AS IF SET FORTH ON THE FACE HEREOF.

     Unless the Certificate of Authentication hereon has been executed by the Trustee by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

     IN WITNESS WHEREOF, the Company has caused this Note to be duly executed under its corporate seal.

Dated: __________________                 VIRGINIA ELECTRIC AND
                                               POWER COMPANY

                                          By: _____________________
                                                  President

                                          By: ____________________
                                                 Vice President

Attest:______________________
Assistant Corporate Secretary

[Seal of Virginia Electric and Power Company appears here]

TRUSTEE'S CERTIFICATE OF AUTHENTICATION:

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

THE CHASE MANHATTAN BANK,
as Trustee

By: ____________________
Authorized Officer

                               [REVERSE OF NOTE]

                      VIRGINIA ELECTRIC AND POWER COMPANY
                           MEDIUM-TERM NOTE, SERIES G

                                (FLOATING RATE)

     This Note is one of a duly authorized issue of Securities of the Company, issued and issuable in one or more series under an indenture, dated as of April 1, 1988, as supplemented, (the Indenture) between the Company and The Chase Manhattan Bank (formerly known as Chemical Bank), as Trustee (the Trustee, which term includes any successor trustee under the Indenture), to which the Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities issued thereunder and of the terms upon which said Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof as Medium-Term Notes, Series G (the Notes) in aggregate principal amount of up to U.S. $400 million or its equivalent in foreign currencies or composite currencies, based upon the applicable exchange rate at the time of issuance.

     The Notes are identical except for Specified Currency, denomination, interest rate, issue date, Stated Maturity Date and redemption or repayment terms, if any.

     The principal of (and premium, if any) and interest on this Note are payable by the Company in the Specified Currency shown on the face hereof. If this Note is denominated in a Specified Currency other than U.S. dollars and if the Holder hereof shall have elected to receive payments in U.S. dollars, The Chase Manhattan Bank, in its capacity as exchange rate agent, or such other Person as shall be appointed by the Company (the Exchange Rate Agent), will convert payments of principal of and interest on this Note to U.S. dollars. The amount to be received by a Holder of this Note electing to receive payments in U.S. dollars will be based on the highest bid quotation in New York City received by the Exchange Rate Agent at approximately 11:00 A.M. New York City time on the second Business Day preceding the applicable payment date from three recognized foreign exchange dealers (one of which may be the Exchange Rate Agent) for the purchase by the quoting dealer of the Specified Currency for U.S. dollars for settlement on such payment date in the aggregate amount of the Specified Currency payable to all Holders of Notes electing to receive payment in U.S. dollars and at which the applicable dealer commits to execute a contract. If such bid quotations are not available, payments will be made in the Specified Currency. All currency exchange costs will be borne pro rata by the Holders electing payment in U.S. dollars by deductions from such payments in U.S. dollars. If this Note is denominated in a Specified Currency other than U.S. dollars, the Holder of this Note may elect to receive payment of the principal of and interest on this Note in U.S. dollars by transmitting a written request for such payment to the Trustee at its corporate trust office in New York City on or prior to the Record Date or at least 16 days prior to the Maturity Date, as the case may be. Such request may be in writing (mailed or hand delivered) or may be by cable, telex or other form of facsimile transmission. The Holder of this Note need not file a separate election for each such payment. Such election, once properly made, will remain in effect until this Note is transferred or until changed by written notice to the Trustee, but written notice of any such change must be received by the Trustee on or prior to the Record Date or at least 16 days prior to the Maturity Date, as the case may be.

     In order for the Holder of this Note to receive payments by wire transfer, such Holder shall designate an appropriate account (being either the Holder's Overseas Account or the Holder's U.S. Account, as the case may be). Such designation shall be made by filing the appropriate information with the Trustee at its corporate trust office in New York City on or prior to the Record Date for the next succeeding Interest Payment Date or at least 16 days prior to the Maturity Date, except as provided on the face hereof. The Trustee will, subject to applicable laws and regulations (in the case of a Specified Currency other than U.S. dollars) and until it receives notice to the contrary or until this
Note is transferred, make such payment and all succeeding payments to such Holders by wire transfer to the designated Holder's Overseas Account or Holder's U.S. Account, as the case may be. The Company will pay any administrative costs imposed by banks in connection with making wire transfer of payments, but any tax, assessment, governmental or other charge imposed upon such payments will be borne by the Holder of this Note and deducted therefrom.

     If the Specified Currency other than U.S. dollars is not available for the payment of principal or interest with respect to this Note due to the imposition of exchange controls or other circumstances beyond the control of the Company, the Company will be entitled to satisfy its obligations to the Holder of this Note by making such payment in U.S. dollars on the basis of the applicable Exchange Rate (defined as the noon buying rate in New York City for cable transfers for such Specified Currency, as certified for customs purposes by the Federal Reserve Bank of New York) as of the most recent date on which an Exchange Rate was available. The Exchange Rate determined as provided above as certified by the Company to the Trustee shall be conclusive absent manifest error. Any payment made under such circumstances in U.S. dollars will not constitute an Event of Default under the Indenture. A good faith determination by the Company that the Specified Currency is unavailable shall be binding upon the Trustee and the Holder of this Note.

     Except as set forth below or on the face hereof, this Note shall bear interest at the rate determined by reference to the applicable Base Rate (a) plus or minus the Spread, if any, and/or (b) multiplied by the Spread Multiplier, if any, in each case as specified on the face hereof. Commencing on the Initial Interest Reset Date, the rate at which interest on this Note shall be payable shall be reset as of each Interest Reset Date specified on the face hereof; provided, however, that the interest rate in effect for the period, if any, from the Original Issue Date to the Initial Interest Reset Date shall be the Initial Interest Rate.

     Unless otherwise specified on the face hereof, the rate with respect to each Base Rate will be determined in accordance with the applicable provisions below. Except as set forth above, the interest rate in effect on each day shall be (i) if such day is an Interest Reset Date, the interest rate determined as of the Interest Determination Date (as hereinafter defined) immediately preceding such Interest Reset Date or (ii) if such day is not an Interest Reset Date, the interest rate determined as of the Interest Determination Date immediately preceding the most recent Interest Reset Date. If any Interest Reset Date would otherwise be a day that is not a Business Day, such Interest Reset Date shall be postponed to the next succeeding Business Day, except that if LIBOR is an applicable Base Rate and such Business Day falls in the next succeeding calendar month, such Interest Reset Date shall be the immediately preceding Business Day as used herein, "Interest Reset Period" means the period of time beginning on an Interest Reset Date for this Note and ending on the calendar day immediately preceding the next succeeding Interest Reset Date.

     As used herein, "Business Day" means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which commercial banking institutions are authorized or required by law, regulation or executive order to close in New York City; provided, however, that, with respect to Notes the payment of which is to be made in a Specified Currency other than U.S. dollars, such day is also not a day on which commercial banking institutions are authorized or required by law, regulation or executive order to close in the Principal Financial Center of the country of such Specified Currency (or, in the case of the euro, is also a day on which the Trans-European Automated Real-Time Gross Settlement Express Transfer (TARGET) System is open); provided, further, that, with respect to Notes as to which LIBOR is an applicable Base Rate, such day is also a London Business Day (as defined below). "London Business Day" means any day (i) if the Index Currency (as defined below) is other than the euro, on which dealings in such Index Currency are transacted in the London interbank market or (ii) if the Index Currency is the euro, on which the TARGET System is open. "Principal Financial Center" means the capital city of the country issuing the specified Index Currency (as defined below) or the Specified Currency, as the case may be, except that with respect to U.S. dollars, Deutsche marks, Dutch guilders, Italian lire, Portuguese escudos, Swiss francs, Australian dollars, Canadian dollars, South African rand, and the euro, the "Principal Financial Center" shall be New York City, Frankfurt, Amsterdam, Milan, London (solely in the case of the Index Currency), Zurich, Melbourne, Toronto, Johannesburg and Frankfurt, respectively.

     The "Interest Determination Date" pertaining to an Interest Reset Date for CD Rate Notes, Commercial Paper Rate Notes, Federal Funds Rate Notes, CMT Rate Notes and Prime Rate Notes will be the second Business Day next preceding such Interest Reset Date. The Interest Determination Date pertaining to an Interest Reset Date for a LIBOR Note will be the second London Business Day preceding such Interest Reset Date, unless the Designated LIBOR Currency is British pounds sterling, in which case the "Interest Determination Date" will be the applicable Interest Reset Date. The Interest Determination Date pertaining to an Interest Reset Date for a Treasury Rate Note will be the day of the week in which such Interest Reset Date falls on which Treasury bills would normally be auctioned. Treasury bills are normally sold at auction on Monday of each week, unless that day is a legal holiday, in which case the auction is normally held on the following Tuesday, but such auction may be held on the preceding Friday. If, as the result of a legal holiday, an auction is so held on the preceding Friday, such Friday will be the Interest Determination Date pertaining to the Interest Reset Date occurring in the next succeeding week. If an auction falls on a day that is an Interest Reset Date, such Interest Reset Date will be the next following Business Day.

     Unless otherwise specified on the face hereof, the "Calculation Date," where applicable, pertaining to an Interest Determination Date will be the earlier of (i) the tenth calendar day after such Interest Determination Date, or, if such day is not a Business Day, the next succeeding Business Day, or (ii) the Business Day preceding the applicable Interest Payment Date or Maturity Date, as the case may be.

     CD Rate. If the Base Rate for this Note is specified on the face hereof as the CD Rate, this Note will bear interest at the interest rate, calculated with reference to the CD Rate and the Spread and/or Spread Multiplier, if any, and the Minimum Interest Rate and Maximum Interest Rate, if any, specified on the face hereof. The CD Rate shall be determined as of the applicable Interest Determination Date (a CD Rate Interest Determination Date) as the rate on such date for negotiable U.S. dollar certificates of deposit having the Index Maturity designated on the face hereof as published by the Board of Governors of the Federal Reserve System in "Statistical Release H.15(519), Selected Interest Rates," or any successor publication of the Board of Governors of the Federal Reserve System (H.15(519)) under the heading "CDs (Secondary Market)," or, if not so published by 3:00 P.M., New York City time, on the Calculation Date pertaining to such Interest Determination Date, the CD Rate will be the rate on such Interest Determination Date for negotiable certificates of deposit of the Index Maturity designated on the face hereof as published in the daily update of H.15(519), available through the internet site of the Board of Governors of the Federal Reserve System at http://www.bog.frb.fed.us/releases/h15/update, or any successor site or publication (the H.15 Daily Update), or such other recognized electronic source for the purpose of displaying such rate, under the heading "CDs (Secondary Market)." If such rate is not yet published in H.15(519), the
H.15 Daily Update or another recognized electronic source by 3:00 P.M., New York City time, on the Calculation Date pertaining to such Interest Determination Date, the CD Rate on such Interest Determination Date will be calculated by the Calculation Agent and will be the arithmetic mean of the secondary market offered rates as of 10:00 A.M., New York City time, on such Interest Determination Date for certificates of deposit in an amount that is representative for a single transaction at that time with a remaining maturity closest to the Index Maturity designated on the face hereof of three leading nonbank dealers in negotiable U.S. dollar certificates of deposit in New York City (which may include Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Goldman, Sachs & Co., Morgan Stanley & Co. Incorporated, and Lehman Brothers Inc. (collectively, the Agents) or their affiliates) selected by the Calculation Agent for negotiable certificates of deposit of major United States money center banks; provided, however, that if the dealers selected as aforesaid by the Calculation Agent are not quoting as set forth above, the CD Rate in effect for the applicable period will be the same as the CD Rate for the immediately preceding Interest Reset Period (or, if there was no such Interest Reset Period, the rate of interest payable on this Note shall be the Initial Interest Rate).

     CMT Rate.   If the Base Rate for this Note is specified on the face hereof as the CMT Rate, this Note will bear interest at the interest rate, calculated with reference to the CMT Rate and the Spread and/or Spread Multiplier, if any, and subject to the Minimum Interest Rate, and the Maximum Interest Rate, if any, specified on the face hereof. The CMT Rate shall be determined as of the applicable Interest Determination Date (a CMT Rate Interest Determination Date) as the rate displayed on the Designated CMT Telerate Page (as defined below) under the caption "...Treasury Constant Maturities...Federal Reserve Board Release H.15...Mondays Approximately 3:45 P.M.", under the column for the Designated CMT Maturity Index (as defined below) for (i) if the Designated CMT Telerate Page is 7051, such CMT Rate Interest Determination Date and (ii) if the Designated CMT Telerate Page is 7052, the weekly or monthly average, as specified on the face hereof, for the week or the month, as applicable, ended immediately preceding the week or the month, as applicable, in which the related CMT Rate Interest Determination Date occurs. If such rate is no longer displayed on the relevant page, or if not displayed by 3:00 P.M., New York City time, on the related Calculation Date, then the CMT Rate for such Interest Determination Date will be such Treasury Constant Maturity rate for the Designated CMT Maturity Index as published in the relevant H.15(519). If such rate is no longer published, or, if not published by 3:00 P.M., New York City time, on the related Calculation Date, then the CMT Rate for such Interest Determination Date will be such Treasury Constant Maturity rate for the Designated CMT Maturity Index (or other United States Treasury rate for the Designated CMT Maturity Index) for such Interest Determination Date with respect to the Interest Reset Date as may then be published by either the Board of Governors of the Federal Reserve System or the United States Department of the Treasury that the Calculation Agent determines to be comparable to the rate formerly displayed on the Designated CMT Telerate Page and published in the relevant H.15(519). If such information is not provided by 3:00 P.M., New York City time, on the related Calculation Date, then the CMT Rate for the Interest Determination Date will be calculated by the Calculation Agent and will be a yield to maturity, based on the arithmetic mean of the secondary market offered rates as of approximately 3:30 P.M., New York City time, on the Interest Determination Date reported, according to their written records, by three leading primary United States government securities dealers in New York City (which may include the Agents or their affiliates) (each, a Reference Dealer) selected by the Calculation Agent (from five such Reference Dealers selected by the Calculation Agent, after consultation with the Company, and eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest)), for the most recently issued direct noncallable fixed rate obligations of the United States (Treasury notes) with an original maturity of approximately the Designated CMT Maturity Index and remaining term to maturity of not less than such Designated CMT Maturity Index minus one year. If the Calculation Agent cannot obtain three such Treasury notes quotations, the CMT Rate for such Interest Determination Date will be calculated by the Calculation Agent and will be a yield to maturity based on the arithmetic mean of the secondary market offered rates as of approximately 3:30 P.M., New York City time, on the Interest Determination Date of three Reference Dealers in New York City (from five such Reference Dealers selected by the Calculation Agent and eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest)), for Treasury notes with an original maturity of the number of years that is the next highest to the Designated CMT Maturity Index and a remaining term to maturity closest to the Designated CMT Maturity Index and in an amount of at least U.S. $100,000,000. If three or four (and not five) of such Reference Dealers are quoting as described above, then the CMT Rate will be based on the arithmetic mean of the offered rates obtained and neither the highest nor the lowest of such quotes will be eliminated; provided however, that if fewer than three Reference Dealers selected by the Calculation Agent are quoting as described herein, the CMT Rate for such Interest Reset Date will be the same as the CMT Rate for the immediately preceding Interest Reset Period (or, if there was no such Interest Reset Period, the rate of interest payable on this Note shall be the Initial Interest Rate). If two Treasury notes with an original maturity as described in the second preceding sentence have remaining terms to maturity equally close to the Designated CMT Maturity Index, the quotes for the Treasury note with the shorter remaining term to maturity will be used.

     "Designated CMT Telerate Page" means the display on the Bridge Telerate, Inc., or any successor service (the Telerate), on the page designated on the face hereof (or any other page as may replace such page on such service for the purpose of displaying Treasury Constant Maturities as reported in H.15(519)), for the purpose of displaying Treasury Constant Maturities as reported in H.15(519). If no such page is specified on the face hereof, the Designated CMT Telerate Page shall be 7052, for the most recent week.

     "Designated CMT Maturity Index" shall be the original period to maturity of the U.S. Treasury securities (either 1, 2, 3, 5, 7, 10, 20 or 30 years) specified as such on the face hereof with respect to which the CMT Rate will be calculated. If no such maturity is specified on the face hereof the Designated CMT Maturity Index shall be two years.

     Commercial Paper Rate. If the Base Rate for this Note is specified on the face hereof as the Commercial Paper Rate, this Note will bear interest at the interest rate, calculated with reference to the Commercial Paper Rate and the Spread and/or Spread Multiplier, if any, and subject to the Minimum Interest Rate and the Maximum Interest Rate, if any, specified on the face hereof. The Commercial Paper

Rate shall be determined as of the applicable Interest Determination Date (a Commercial Paper Rate Interest Determination Date) as the Money Market Yield (as defined below) of the rate on such date for commercial paper having the Index Maturity specified on the face hereof, as such rate shall be published in H.15(519), under the heading "Commercial Paper - Nonfinancial." In the event that such rate is not published by 3:00 P.M., New York City time, on the Calculation Date pertaining to such Interest Determination Date, then the Commercial Paper Rate shall be the Money Market Yield of the rate on such Interest Determination Date for commercial paper of the specified Index Maturity as published in H.15 Daily Update under the heading "Commercial Paper - Nonfinancial." If by 3:00 P.M., New York City time, on such Calculation Date such rate is not yet available in either H.15(519) or H.15 Daily Update, or another recognized electronic source, then the Commercial Paper Rate shall be the Money Market Yield of the arithmetic mean of the offered rates as of 11:00 A.M., New York City time, on such Interest Determination Date of three leading dealers of U.S. dollar commercial paper in New York City (which may include the Agents or their affiliates) selected by the Calculation Agent for commercial paper of the specified Index Maturity, placed for an industrial issuer whose bond rating is "AA," or the equivalent, from a nationally recognized statistical rating organization; provided, however, that if the dealers selected as aforesaid by the Calculation Agent are not quoting offered rates as mentioned in this sentence, the Commercial Paper Rate in effect for the applicable period will be the same as the Commercial Paper Rate for the immediately preceding Interest Reset Period (or, if there was no such Interest Reset Period, the rate of interest payable on this Note shall be the Initial Interest Rate).

     "Money Market Yield" means a yield calculated in accordance with the following formula and expressed as a percentage:

     Money Market Yield = D x 360 x 100 divided by (360 - (D x M)) where "D" refers to the applicable per annum rate for commercial paper quoted on a bank discount basis and expressed as a decimal, and "M" refers to the actual number of days in the Interest Period for which interest is being calculated.

     Federal Funds Rate. If the Base Rate for this Note is specified on the face hereof as the Federal Funds Rate, this Note will bear interest at the interest rate, calculated with reference to the Federal Funds Rate and the Spread and/or Spread Multiplier, if any, and subject to the Minimum Interest Rate and Maximum Interest Rate, if any, specified on the face hereof. The Federal Funds Rate shall be determined as of the applicable Interest Determination Date (a Federal Funds Rate Interest Determination Date) as the rate on such date for U. S. dollar federal funds as published in H.15(519) under the heading "Federal Funds (Effective)," as such rate is displayed on the Telerate on page 120 (or any other page as may replace such page on such service) (Telerate Page 120), or, if such rate does not appear on Telerate Page 120 or is not so published by 3:00 P.M., New York City time, on such Calculation Date pertaining to such Interest Determination Date, the Federal Funds Rate will be the rate on such Interest Determination Date as published in the H.15 Daily Update under the heading "Federal Funds/Effective Rate," or another recognized electronic source used for the purpose of displaying such rate, under the caption "Federal Funds (Effective)." If such rate does not appear on Telerate Page 120, or is not yet published in either H.15(519), the H.15 Daily Update, or another recognized electronic source by 3:00 P.M., New York City time, on the Calculation Date pertaining to such Interest Determination Date, the Federal Funds Rate for such Interest Determination Date will be calculated by the Calculation Agent and will be the arithmetic mean of the rates for the last transaction in overnight U. S. dollar federal funds, as of 9:00 A.M., New York City time, on such Interest Determination Date, arranged by three leading brokers of federal funds transactions in New York City (which may include the Agents or their affiliates) selected by the Calculation Agent; provided, however, that if the brokers selected as aforesaid by the Calculation Agent are not quoting as set forth above, the Federal Funds Rate in effect for the applicable period will be the same as the Federal Funds Rate for the immediately preceding Interest Reset Period (or, if there was no such Interest Reset Period, the rate of interest payable on this Note shall be the Initial Interest Rate).

     LIBOR. If the Base Rate for this Note is specified on the face hereof as LIBOR, this Note will bear interest at the interest rate, calculated with reference to LIBOR and the Spread and/or Spread Multiplier, if any, and subject to the Minimum Interest Rate and the Maximum Interest Rate, if any, specified on the face hereof. LIBOR shall be determined by the Calculation Agent as of the applicable

Interest Determination Date (a LIBOR Interest Determination Date) in accordance with the following provisions:

     (i) As of the Interest Determination Date, LIBOR will be either: (a) if "LIBOR Reuters" is specified on the face hereof, the arithmetic mean of the offered rates (unless the specified Designated LIBOR Page (as defined below) by its terms provides only for a single rate, in which case such single rate shall be used) for deposits in the Index Currency having the Index Maturity designated on the face hereof, commencing on the second London Business Day immediately following such Interest Determination Date, that appear on the Designated LIBOR Page as of 11:00 A.M., London time, on such Interest Determination Date, if at least two such offered rates appear (unless, as aforesaid, only a single rate is required) on such Designated LIBOR Page, or (b) if "LIBOR Telerate" is specified on the face hereof, the rate for deposits in the Index Currency having the Index Maturity designated on the face hereof, commencing on the second London Business Day immediately following such Interest Determination Date, that appears on the Designated LIBOR Page as of 11:00 A.M., London time, on such Interest Determination Date. If fewer than two offered rates appear (if "LIBOR Reuters" is specified on the face hereof) or no rate appears (if, as aforesaid, only a single rate is required or if "LIBOR Telerate" is specified on the face hereof), LIBOR in respect of the related Interest Determination Date will be determined as if the parties had specified the rate described in clause (ii) below.

     (ii) With respect to an Interest Determination Date on which fewer than two offered rates appear (if "LIBOR Reuters" is specified on the face hereof) or on which no rate appears (if, as aforesaid, only a single rate is required or if "LIBOR Telerate" is specified on the face hereof), the Calculation Agent will request the principal London offices of each of four major reference banks (which may include affiliates of the Agents) in the London interbank market, as selected by the Calculation Agent, to provide the Calculation Agent with its offered quotation for deposits in the Index Currency for the period of the Index Maturity designated on the face hereof, commencing on the second London Business Day immediately following such Interest Determination Date, to prime banks in the London interbank market at approximately 11:00 A.M., London time, on such Interest Determination Date and in a principal amount of not less than $1,000,000 (or the equivalent in the Index Currency, if the Index Currency is not the U.S. dollar) that is representative for a single transaction in such Index Currency in such market at such time. If at least two such quotations are provided, LIBOR determined on such Interest Determination Date will be the arithmetic mean of such quotations. If fewer than two quotations are provided, LIBOR determined on such Interest Determination Date will be the arithmetic mean of the rates quoted at approximately 11:00 A.M. (or such other time specified on the face hereof), in the applicable Principal Financial Center for the country of the Index Currency on such Interest Determination Date, by three major banks (which may include affiliates of the Agents) in the Principal Financial Center selected by the Calculation Agent for loans in the Index Currency to leading European banks, having the Index Maturity designated on the face hereof and in a principal amount of not less than $1,000,000 (or the equivalent in the Index Currency, if the Index Currency is not the U.S. dollar) that is representative for a single transaction in such Index Currency in such market at such time; provided, however, that if the banks so selected by the Calculation Agent are not quoting as mentioned in this sentence, LIBOR in effect for the applicable period will be the same as LIBOR for the immediately preceding Interest Reset Period (or, if there was no such Interest Reset Period, the rate of interest payable on this Note shall be the Initial Interest Rate).

     "Index Currency" means the currency (including composite currencies) specified on the face hereof as the currency for which LIBOR shall be calculated. If no such currency is specified on the face hereof, the Index Currency shall be U.S. dollars.

     "Designated LIBOR Page" means either (a) if "LIBOR Reuters" is designated on the face hereof, the display on the Reuters Monitor Money Rates Service (or any successor service) for the purpose of displaying the London interbank rates of major banks for the applicable Index Currency, or (b) if "LIBOR Telerate" is designated on the face hereof, the display on the Telerate for the purpose of displaying the London interbank rates of major banks for the applicable Index Currency. If neither LIBOR Reuters nor LIBOR Telerate is specified on the face hereof, LIBOR for the applicable Index Currency will be determined as if LIBOR Telerate (and, if the U.S. dollar is the Index Currency, Page 3750) had been specified.

     Prime Rate. If the Base Rate for this Note is specified on the face hereof as the Prime Rate, this Note will bear interest at the interest rate, calculated with reference to the Prime Rate and the Spread and/or Spread Multiplier, if any, and subject to the Minimum Interest Rate and the Maximum Interest Rate, if any, specified on the face hereof. The Prime Rate shall be determined as of the applicable Interest Determination Date (a Prime Rate Interest Determination
Date) as the rate set forth in H.15(519) for such date opposite the caption "Bank Prime Loan." If such rate is not yet published by 3:00 P.M., New York City time, on the Calculation Date pertaining to such Interest Determination Date, the Prime Rate for such Interest Determination Date will be the rate on such Interest Determination Date as published in the H.15 Daily Update, or such other recognized electronic source used for the purpose of displaying such rate under the caption "Bank Prime Loan." If by 3:00 P.M., New York City time, on the Calculation Date such rate is not yet available in either H.15(519) or H.15 Daily Update or another recognized electronic source, then the Prime Rate for such Interest Determination Date will be the arithmetic mean of the rates of interest publicly announced by each bank named on the Reuters Screen US PRIME 1 Page (as defined below) as such bank's prime rate or base lending rate as of 11:00 A.M., New York City time, on such Interest Determination Date as quoted on the Reuters Screen US PRIME 1 Page on such Interest Determination Date, or, if fewer than four such rates appear on the Reuters Screen US PRIME 1 Page for such Interest Determination Rate, the rate shall be the arithmetic mean of the prime rates or base lending rates quoted on the basis of the actual number of days in the year divided by 360 as of the close of business on such Interest Determination Date by at least two of the three major money center banks in New York City (which may include affiliates of the Agents) selected by the Calculation Agent from which quotations are requested. If fewer than two quotations are provided, the Prime Rate shall be calculated by the Calculation Agent and shall be determined as the arithmetic mean on the basis of the prime rates in New York City by the appropriate number of substitute banks or trust companies organized and doing business under the laws of the United States, or any State thereof, in each case having total equity capital of at least U.S. $500 million and being subject to supervision or examination by federal or state authority, selected by the Calculation Agent to quote such rate or rates; provided, however, that if the banks or trust companies selected as aforesaid by the Calculation Agent are not quoting as set forth above, the "Prime Rate" in effect for the applicable period will be the same as the Prime Rate for the immediately preceding Interest Reset Period (or, if there was no such Interest Reset Period, the rate of interest payable on this Note shall be the Initial
Rate).

     "Reuters Screen US PRIME 1 Page" means the display designated as Page "US PRIME 1" on the Reuters Monitor Money Rates Service (or such other page as may replace the US PRIME 1 Page on such service for the purpose of displaying prime rates or base lending rates of major United States banks).

     Treasury Rate. If the Base Rate for this Note is specified on the face hereof as the Treasury Rate, this Note will bear interest at the interest rate, calculated with reference to the Treasury Rate and the Spread and/or Spread Multiplier, if any, and subject to the Minimum Interest Rate and the Maximum Interest Rate, if any, specified on the face hereof. The Treasury Rate shall be determined as of the applicable Interest Determination Date (a Treasury Rate Interest Determination Date) as the rate for the auction held on such date of direct obligations of the United States (Treasury Bills) having the Index Maturity designated on the face hereof, under the heading "INVESTMENT RATE" on the display on the Telerate on page 56 (or any other page as may replace such page on such service) (Telerate Page 56) or page 57 (or any other page as may replace such page on such service) (Telerate Page 57) or, if not published by 3:00 P.M., New York City time, on the Calculation Date pertaining to such Interest Determination Date, the Treasury Rate for such Interest Determination Date will be the yield to maturity expressed as a bond equivalent, on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) of the rate for the applicable Treasury Bills, published in the H.15 Daily Update, or any other recognized electronic source used for the purpose of displaying such rate, under the caption "U.S. Government Securities/Treasury Bills/Auction High" on the Interest Determination Date or, if not so published by 3:00 P.M., New York City time, on the Calculation Date, the yield to maturity (expressed as a bond equivalent, on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) of the auction rate of the applicable Treasury Bills as otherwise announced by the United States Department of the Treasury. In the event that the results of the auction of Treasury Bills having the Index Maturity designated on the face hereof are not published or reported as provided above by 3:00 P.M., New York City time, on such Calculation Date or if no such auction is held on such Interest Determination Date, then the Treasury Rate shall be the yield to maturity (expressed as a bond equivalent, on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) of the rate on such Interest Determination Date of such Treasury Bills having the Index Maturity designated on the face hereof as published in H.15(519), or such other recognized electronic source used for the purpose of displaying such rate, under the caption "U.S. Government Securities/Treasury Bills/Secondary Market". If the rate above is not published by 3:00 P.M., New York City time, on the Calculation Date pertaining to the applicable Interest Determination Date, the Treasury Rate shall be the yield to maturity (expressed as a bond equivalent, on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) of the rate on the Interest Determination Date of such Treasury Bills as published in the H.15 Daily Update, or other recognized electronic source used for the purpose of displaying that rate, under the caption "U.S. Government Securities/Treasury Bills/Secondary Market." If the rate above is not published in H.15(519), H.15 Daily Update, or another recognized electronic source, by 3:00 P.M., New York City time, on the Calculation Date pertaining to such Interest Determination Date, the Treasury Rate shall be calculated by the Calculation Agent and shall be a yield to maturity (expressed as a bond equivalent, on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) calculated using the arithmetic mean of the secondary market bid rates, as of approximately 3:30 P.M., New York City time, on such Interest Determination Date, of three leading primary United States government securities dealers (which may include the Agents or their affiliates) selected by the Calculation Agent for the issue of Treasury Bills with a remaining maturity closest to the Index Maturity designated on the face hereof; provided, however, that if the dealers selected by the Calculation Agent are not quoting bid rates as mentioned in this sentence, the Treasury Rate for such Interest Reset Date will be the same as the Treasury Rate for the immediately preceding Interest Reset Period (or, if there was no such Interest Reset Period, the rate of interest payable on this Note shall be the Initial Interest Rate).

     Notwithstanding the foregoing, the interest rate hereon shall not be greater than the Maximum Interest Rate, if any, or less than the Minimum Interest Rate, if any, specified on the face hereof. The interest rate on this Note will in no event be higher than the maximum rate permitted by New York law, as the same may be modified by United States law of general application.

     The Calculation Agent shall calculate the interest rate hereon in accordance with the foregoing on or before each Calculation Date. The "Calculation Date", if applicable, pertaining to any Interest Determination Date shall be the earlier of (i) the tenth calendar day after such Interest Determination Date or, if such day is not a Business Day, the next succeeding Business Day or (ii) the Business Day immediately preceding the applicable Interest Payment Date or the Maturity Date, as the case may be.

     At the request of the Holder hereof, the Calculation Agent will provide to the Holder hereof the interest rate hereon then in effect and, if determined, the interest rate which will become effective as a result of a determination made for the next succeeding Interest Reset Date.

     With respect to this Note, accrued interest shall be calculated by multiplying the principal amount of this Note by an accrued interest factor. Such accrued interest factor will be computed by adding the interest factors calculated for each day in the period for which interest is being paid. Unless otherwise specified on the face hereof, the interest factor for each such day is computed by dividing the interest rate applicable to such day by 360, in the case of CD Rate Notes, Commercial Paper Rate Notes, Federal Funds Rate Notes, LIBOR Notes and Prime Rate Notes, or by the actual number of days in the year, in the case of Treasury Rate Notes and CMT Rate Notes. All percentages used in or resulting from any calculation of the rate of interest on this Note will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point, with five one-millionths of a percentage point rounded upward, and all dollar amounts used in or resulting from such calculation on this Note will be rounded to the nearest cent, with one-half cent rounded upward, or in the case of a foreign currency, to the nearest unit, with one-half unit being rounded upward. The interest rate in effect on any Interest Reset Date will be the applicable rate as reset on such date. The interest rate applicable to any other day is the interest rate from the immediately preceding Interest Reset Date (or, if none, the Initial Interest Rate).

     If so provided on the face of this Note, this Note may be redeemed by the Company on and after the Initial Redemption Date, if any, indicated on the face hereof. If no Initial Redemption Date is set forth hereof, this Note may not be redeemed prior to the Stated Maturity Date. On and after the Initial Redemption Date, if any, this Note may be redeemed at any time in whole or in part (provided that any remaining principal amount of this Note shall be equal to an authorized denomination) at the option of the Company, at the applicable Redemption Price (as defined below), together with interest thereon payable to the "Redemption Date", on notice given not more than 60 nor less than 30 days prior to the Redemption Date. In the event of redemption of this Note in part only, a new Note for the unredeemed portion hereof shall be issued in the name of the Holder hereof upon the surrender hereof. The Notes will not have a sinking fund. The "Redemption Price" shall initially be the Initial Redemption Percentage, shown on the face hereof, of the principal amount of this Note to be redeemed and shall decline at each anniversary of the Initial Redemption Date, shown on the face hereof, by the Annual Redemption Percentage Reduction, if any, shown on the face hereof, of the principal amount to be redeemed until the Redemption Price is 100% of such principal amount.

     Notwithstanding the foregoing, the Company may not, prior to the Limitation Date specified on the face hereof, if any, redeem this Note as contemplated by the next preceding paragraph as a part of, or in anticipation of, any refunding operation by the application, directly or indirectly, of monies borrowed having an interest cost to the Company (calculated in accordance with generally accepted financial practice) of less than the Refunding Rate specified on the face hereof, if any.

     If so indicated on the face of this Note, the Company may be required to repurchase this Note at the option of the Holder, in whole or in part, on the Repayment Date(s) and at the applicable Repayment Price(s) so indicated on the first page hereof, plus accrued interest, if any, to the applicable Repayment Date. On or before the applicable Repayment Date, the Company shall deposit with the Trustee money sufficient to pay the applicable Repayment Price and any interest accrued on the portion of this Note to be tendered for repayment. On and after such Repayment Date, interest will cease to accrue on this Note or any portion hereof tendered for repayment.

     The repayment option may be exercised by the Holder of this Note for less than the entire principal amount hereof, but in that event, the principal amount hereof remaining outstanding after repayment must be in an authorized denomination. In the event of repurchase of this Note in part only, a new Note or Notes of this series and of like tenor for the unpurchased portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

     In order for this Note to be repaid, the Trustee must receive at least 30 days but not more than 60 days prior to the Repayment Date (i) this Note with the form entitled "Option to Elect Repayment" attached to this Note duly completed or (ii) a facsimile transmission or a letter from a member of a national securities exchange or the National Association of Securities Dealers, Inc. or a commercial bank or trust company in the United States setting forth the name of the Holder of this Note, the principal amount of this Note, the principal amount of this Note to be repaid, the registered number or a description of the tenor and terms of this Note, a statement that the option to elect repayment is being exercised thereby, and a guarantee that this Note to be repaid, together with the duly completed form entitled "Option to Elect Repayment" attached to this Security, will be received by the Trustee not later than the fifth Business Day after the date of such facsimile transmission or letter; however, such facsimile transmission or letter shall only be effective if this Note and duly completed form are received by the Trustee by such fifth Business Day. Such notice, once given, will be irrevocable unless waived by the Company.

     Unless otherwise indicated on the face hereof, this Note will not be subject to repayment at the option of the Holder.

     If an Event of Default with respect to the Notes shall occur and be continuing, the principal of the Notes may be declared due and payable in the manner and with the effect provided in the Indenture.

     The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

     No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest on this Note at the times, place and rate, in the coin or currency, and to the manner, herein prescribed.

     As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registerable in the Security Register, upon surrender of this Note, for registration of transfer at the office or agency of the Company in any place where the principal of (and premium, if any) and interest on this Note are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes having the same Stated Maturity Date and Original Issue Date, of authorized denominations and of like tenor and for the same aggregate principal amount in the same Specified Currency, will be issued to the designated transferee or transferees.

     The Notes are issuable in registered form only, without coupons, and unless otherwise specified on the face hereof, in denominations of U.S. $1,000 and in integral multiples of U.S. $1,000 in excess thereof or the approximate equivalent of U.S. $1,000 in the Specified Currency in which this Note is denominated (if not U.S. dollars) at the Exchange Rate on the Business Day immediately preceding the trade date, rounded down to the nearest integral multiple of 1,000 units of said Specified Currency and in any amount in excess thereof that is an integral multiple of 1,000 units of such Specified Currency. As provided in the Indenture and subject to certain limitations therein set forth, Notes are exchangeable for a like aggregate principal amount of Notes having the same Specified Currency, Stated Maturity Date and Original Issue Date of any authorized denominations as requested by the Holder surrendering the same, upon surrender of the Note or Notes to be exchanged at the office or agency of the Company.

     No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company, or the Trustee may treat the Person in whose name this Note is registered as the absolute owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

     No recourse for the payment of the principal of (and premium, if any) or interest on this Note, or for any claim based hereon or otherwise in respect hereof, and no recourse under or upon any obligation, covenant or agreement of the Company in the Indenture or any indenture supplemental thereto or in any Note, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, official or director, as such, past, present or future, of the Company or of any successor entity, either directly or through the Company or any successor company, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

     Reference in this Note to "U.S.$" or "U.S. dollars", is to the currency of the United States of America. Reference in this Note to the "Specified Currency" is to the Specified Currency shown on the face hereof. All terms used in this Note and not otherwise defined herein which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

     This Note shall be governed by and construed in accordance with the laws of the State of New York.

                                 ABBREVIATIONS


     The following abbreviations, when used in the inscription above in this instrument shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM -  as tenants in common                                  UNIF GIFT MIN ACT _____Custodian   ______

TEN ENT -  as tenants by the entireties                                            (Cust)          (Minor)

JT TEN  -  as joint tenants with right of survivorship           Under Uniform Gifts to Minors Act
           and not as tenants in common                                            (State)

Additional abbreviations may also be used though not in the above list.

                           [FORM OF TRANSFER NOTICE]

          FOR VALUE RECEIVED the undersigned registered holder hereby sell(s), assign(s) and transfer(s) unto

--------------------------------------------------------------------------------
Insert Taxpayer Identification No.
----------------------------------

--------------------------------------------------------------------------------
Please print or typewrite name and address including zip code of assignee the within permanent global Security and all rights thereunder, hereby irrevocably constituting and appointing ________________________________________
attorney to transfer said permanent global Security on the books of the Company with full power of substitution in the premises.

Dated:
       ----------------          -----------------------------------------------
                                 NOTICE: The signature to this assignment must
                                         correspond with the name as written
                                         elsewhere upon  the within instrument
                                         in every particular, without alteration
                                         or enlargement or any change whatever.

                                 OPTION TO ELECT REPAYMENT


     The undersigned hereby irrevocably requests and instructs the Company to repay the within Note (or portion thereof specified below) pursuant to its terms at the applicable Repayment Price set forth on the face thereof, together with the interest to the Repayment Date, to the undersigned at

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

        (Please print or typewrite name and address of the undersigned)


     If less than the entire principal amount of the within Note is to be repaid, specify the portion thereof which the Holder elects to have repaid:
______________; and specify the denomination or denominations (which shall not be less than the minimum authorized denomination) of the Notes to be issued to the Holder for the portion of the within Note not being repaid (in the absence of any such specification, one such Note will be issued for the portion not being repaid): _________________.



Dated:
       --------------------------    ---------------------------------------
                                     NOTE: The signature on this Option to Elect
                                     Repayment must correspond with the name as written upon the face of the within instrument in every particular without alteration or enlargement.